Exhibit 2

                            LIST OF SUBSIDIARIES



CHILE

                           Envases Multipack S.A.
                           Vital S.A.
                           Andina Inversiones Societarias S.A.
                           Andina Bottling Investments S.A.
                           Andina Bottling Investments Dos S.A.

ARGENTINA

                           Embotelladora del Atlantico S.A.
                           Complejo Industrial Pet. S.A.

BRAZIL

                           Rio de Janerio Refrescos Ltda.